Exhibit 99.1

Financial News Release

Advanced Energy Reports Third Quarter 2024 Results

●	Revenue was $374.2 million, above the mid-point of guidance
●	GAAP loss per share was $0.38, mainly due to closure of China production site
●	Non-GAAP EPS was $0.98, above the mid-point of guidance
●	Cash flow from continuing operations was $35.4 million

DENVER, Colo., October 30, 2024 - Advanced Energy Industries, Inc. (Nasdaq: AEIS), a global leader in highly engineered, precision power conversion, measurement, and control solutions, today announced financial results for the third quarter ended September 30, 2024.

“In the third quarter, we delivered results above the midpoint of guidance due to higher demand in the semiconductor and data center computing markets,” said Steve Kelley, president and CEO of Advanced Energy. “We remain focused on developing new products and technologies, working with customers to secure design wins, and streamlining our factory footprint. We believe that these priorities will drive market share gains and meaningful improvement in gross margin.”

Quarter Results

Revenue was $374.2 million in the third quarter of 2024, compared with $364.9 million in the second quarter of 2024 and $410.0 million in the third quarter of 2023.

GAAP net loss from continuing operations was $14.1 million, or a loss of $0.38 per share in the quarter, compared with GAAP net income of $15.6 million or $0.41 per diluted share in the prior quarter, and GAAP net income of $33.7 million or $0.89 per diluted share a year ago. GAAP net loss reflected the impact of a $28.5 million restructuring charge as part of the company’s previously announced manufacturing consolidation.

Non-GAAP net income was $37.0 million or $0.98 per diluted share in the third quarter of 2024. This compares with $32.0 million or $0.85 per diluted share in the second quarter of 2024, and $48.5 million or $1.28 per diluted share in the third quarter of 2023.

Advanced Energy generated $35.4 million in cash flow from continuing operations during the quarter, paid $3.9 million in quarterly dividends, and repurchased $1.8 million of stock at an average price of $93.58 per share.

In the third quarter of 2024, Advanced Energy amended its credit agreement to increase the capacity of the senior unsecured revolving facility by $400 million to a total of $600 million and concurrently repaid in full the $345 million aggregate principal amount outstanding under the senior unsecured term loan facility, leveraging cash on hand to reduce net interest expense. The amended structure preserved the terms of the existing credit agreement and increased overall financing capacity and flexibility to fund growth, repurchase shares, and meet other corporate needs.

A reconciliation of GAAP and non-GAAP measures is provided in the tables below.

Fourth Quarter 2024 Guidance

Based on the Company’s current view, beliefs, and assumptions, guidance is within the following ranges:

Q4 2024
Revenue	$392 million +/- $20 million
GAAP EPS from continuing operations	$0.47 +/- $0.29
Non-GAAP EPS	$1.08 +/- $0.25

Conference Call

Management will host a conference call today, October 30, 2024, at 4:30 p.m. Eastern Time to discuss the third quarter financial results. To participate in the live earnings conference call, please dial 877-407-0890 approximately ten minutes prior to the start of the meeting and an operator will connect you. International participants can dial +1-201-389-0918. A webcast will also be available on the Investors page of the company’s website at ir.advancedenergy.com in the Events & Presentations section. The archived webcast will be available approximately two hours following the end of the live event.

Advanced Energy 2024 Analyst Day

Advanced Energy will host its 2024 Analyst Day on Tuesday, November 19, 2024 starting at 1:00 p.m. Eastern Time in New York City. President and CEO Steve Kelley, executive vice president and CFO Paul Oldham and other senior executives will update the company’s strategic growth initiatives, review its markets, and refresh its long-term financial goals.

This in-person event will include lunch and live demonstrations of the Company’s products. Participants who wish to join remotely can access a live webcast, which will be available at the time of the event on the Investors page of the company's website at ir.advancedenergy.com in the Events & Presentations section.

To view full event information and to register to attend, please click the link below:

https://www.advancedenergy.com/en-us/analyst-day-registration/

About Advanced Energy

Advanced Energy Industries, Inc. (Nasdaq: AEIS) is a global leader in the design and manufacture of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial production, medical and life sciences, data center computing, networking, and telecommunications. With engineering know-how and responsive service and support for customers around the globe, the company builds collaborative partnerships to meet technology advances, propels growth of its customers and innovates the future of power. Advanced Energy has devoted four decades to perfecting power. It is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance. Trust.

For more information, contact:

Andrew Huang

Advanced Energy Industries, Inc.

970-407-6555

ir@aei.com

Non-GAAP Measures

This release includes measures, such as non-GAAP net income and non-GAAP earnings per share (“EPS”) that are not prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Management uses non-GAAP net income and non-GAAP EPS to evaluate business performance without the impacts of certain non-cash charges and other charges which are not part of our usual operations. We use these non-GAAP measures to assess performance against business objectives and make business decisions, including developing budgets and forecasting future periods. In addition, management’s incentive plans include these non-GAAP measures as criteria for achievements. These non-GAAP measures are not prepared in accordance with U.S. GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. However, we believe these non-GAAP measures provide additional information that enables readers to evaluate our business from the perspective of management. The presentation of this additional information should not be considered a substitute for results prepared in accordance with U.S. GAAP.

The non-GAAP results presented below exclude the impact of non-cash related charges, such as stock-based compensation, amortization of intangible assets, and long-term unrealized foreign exchange gains and losses. In addition, we exclude discontinued operations and other non-recurring items such as acquisition-related costs, facility expansion and related costs, and restructuring expenses, as they are not indicative of future performance. The tax effect of our non-GAAP adjustments represents the anticipated annual tax rate applied to each non-GAAP adjustment after consideration of their respective book and tax treatments.

Forward-Looking Statements

This press release and statements we make on the above announced conference call contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release or the conference call that are not historical information are forward-looking statements. For example, statements relating to our beliefs, expectations, and plans are forward-looking statements, as are statements that certain actions, conditions, or circumstances will continue. The inclusion of words such as "anticipate," "expect," "estimate," "can," "may," "might," "continue," "enables," "plan," "intend," "should," "could," "would," "likely," "potential," or "believe," and similar expressions and the negative versions thereof indicate forward-looking statements; however, not all forward-looking statements may contain such words or expressions. These forward-looking statements are based upon information available as of the date of this press release and management’s current estimates, forecasts, and assumptions. Although we believe that our expectations reflected in or suggested by these forward-looking statements are reasonable, we may not achieve the results, performance, plans, or objectives expressed or implied by such forward-looking statements. Forward-looking statements involve risks and uncertainties, which are difficult to predict and many of which are beyond our control.

Risks and uncertainties to which our forward-looking statements are subject include, but are not limited to: volatility and business fluctuations in the industries in which we operate; our ability to achieve design wins with new and existing customers; our ability to accurately forecast and meet customer demand; risks related to global economic conditions, such as the impact of escalating global conflicts on macroeconomic conditions, economic uncertainty, market volatility, rising interest rates, inflation, or recession; risks inherent in our international operations, including the effect of trade and export controls, political and geographical risks, the impact of tariffs on our supply or products, and fluctuations in currency exchange rates; concentration of our customer base; risks associated with breach of our information security measures; our loss of or inability to attract and retain key personnel; disruptions to our manufacturing operations or those of our customers or suppliers; risks associated with our manufacturing footprint optimization and movement of manufacturing locations for certain products; our ability to successfully identify, close, integrate and realize anticipated benefits from our acquisitions; quality issues or unanticipated costs in fulfilling our warranty obligations (including our discontinued solar inverter product line), and adequacy of our warranty reserves; our ability to enforce, protect and maintain our proprietary technology and intellectual property rights; our ability to achieve cost savings, profitability, and gross margin goals; changes to tax laws and regulations or our tax rates; changes in federal, state, local and foreign regulations, including with respect to privacy and data protection, and environmental regulation; the effect of our debt obligations and restrictive covenants on our ability to operate our business; customer price sensitivity; risks related to our unfunded pension obligations; restructuring and severance activities; legal matters, claims, investigations, and proceedings; our estimates of the fair value of intangible assets; and the potential impact of dilution related to our convertible debt, hedge, and warrant transactions.

Actual results could differ materially and adversely from those expressed in any forward-looking statements, and readers are cautioned not to place undue reliance on forward-looking statements. Factors that could contribute to these differences or prove our forward-looking statements, by hindsight, to be overly optimistic or unachievable include, but are not limited to, the risks and uncertainties listed above and described in Advanced Energy’s Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission (the “SEC”). These reports and statements are available on the SEC’s website at www.sec.gov. Copies may also be obtained from Advanced Energy’s investor relations page at ir.advancedenergy.com or by contacting Advanced Energy’s investor relations at 970-407-6555. Forward-looking statements are made and based on information available to us on the date of this press release. Aspirational goals and targets discussed on the conference call or in the presentation materials should not be interpreted in any respect as guidance. We assume no obligation to update the information in this press release or provide the reasons why our actual results may differ.

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Revenue, net	$374,217	$409,991	$364,947	$1,066,639	$1,250,539
Cost of revenue	240,149	262,650	237,206	692,001	801,007
Gross profit	134,068	147,341	127,741	374,638	449,532
Gross margin %	35.8%	35.9%	35.0%	35.1%	35.9%

Operating expenses:
Research and development	53,561	50,391	52,335	155,732	153,414
Selling, general, and administrative	56,237	55,131	55,013	166,374	166,102
Amortization of intangible assets	6,772	7,049	6,800	20,519	21,186
Restructuring, asset impairments, and other charges	28,546	4,709	625	29,416	8,906
Total operating expenses	145,116	117,280	114,773	372,041	349,608
Operating income (loss)	(11,048)	30,061	12,968	2,597	99,924

Interest income	11,018	6,396	12,119	35,782	14,282
Interest expense	(6,378)	(3,780)	(6,956)	(20,461)	(9,368)
Other income (expense), net	(8,139)	1,848	638	(6,122)	1,425
Income from continuing operations, before income tax	(14,547)	34,525	18,769	11,796	106,263
Income tax provision (benefit)	(400)	874	3,165	4,552	13,405
Income (loss) from continuing operations	(14,147)	33,651	15,604	7,244	92,858
Loss from discontinued operations, net of income tax	(758)	(930)	(575)	(1,904)	(2,076)
Net income (loss)	$(14,905)	$32,721	$15,029	$5,340	$90,782

Basic weighted-average common shares outstanding	37,532	37,575	37,474	37,455	37,541
Diluted weighted-average common shares outstanding	37,532	37,854	37,777	37,785	37,842

Earnings (loss) per share attributable to Advanced Energy Industries, Inc:

Continuing operations:
Basic earnings (loss) per share	$(0.38)	$0.90	$0.42	$0.19	$2.47
Diluted earnings (loss) per share	$(0.38)	$0.89	$0.41	$0.19	$2.45

Discontinued operations:
Basic loss per share	$(0.02)	$(0.02)	$(0.02)	$(0.05)	$(0.06)
Diluted loss per share	$(0.02)	$(0.02)	$(0.02)	$(0.05)	$(0.05)

Net income (loss):
Basic earnings per share	$(0.40)	$0.87	$0.40	$0.14	$2.42
Diluted earnings per share	$(0.40)	$0.86	$0.40	$0.14	$2.40

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	September 30,	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$657,288	$1,044,556
Accounts receivables, net	259,399	282,430
Inventories	377,740	336,137
Other current assets	51,281	48,771
Total current assets	1,345,708	1,711,894

Property and equipment, net	181,875	167,665
Operating lease right-of-use assets	86,003	95,432
Other assets	134,948	136,448
Goodwill and intangible assets, net	444,326	445,318
Total assets	$2,192,860	$2,556,757

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$133,006	$141,850
Other accrued expenses	140,142	156,254
Current portion of long-term debt	—	20,000
Current portion of operating lease liabilities	18,360	17,744
Total current liabilities	291,508	335,848

Long-term debt	564,000	895,679
Other long-term liabilities	172,960	181,048
Long-term liabilities	736,960	1,076,727

Total liabilities	1,028,468	1,412,575

Total stockholders' equity	1,164,392	1,144,182
Total liabilities and stockholders’ equity	$2,192,860	$2,556,757

ADVANCED ENERGY INDUSTRIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,340	$90,782
Less: loss from discontinued operations, net of income tax	(1,904)	(2,076)
Income from continuing operations, net of income tax	7,244	92,858

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	51,824	49,764
Stock-based compensation	34,303	22,813
Amortization of debt issuance costs and debt discount	3,036	378
Deferred income tax benefit	305	(996)
Other	1,041	394
Changes in operating assets and liabilities, net of assets acquired	(47,503)	(36,971)
Net cash from operating activities from continuing operations	50,250	128,240
Net cash from operating activities from discontinued operations	(2,191)	(3,307)
Net cash from operating activities	48,059	124,933

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of long-term investments	(2,698)	(3,447)
Purchases of property and equipment	(44,045)	(46,782)
Acquisitions, net of cash acquired	(13,762)	—
Net cash from investing activities	(60,505)	(50,229)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term borrowings	—	575,000
Payment of fees for long-term borrowings	(105)	(12,985)
Payments on long-term borrowings	(355,000)	(15,000)
Dividend payments	(11,529)	(11,422)
Payment for purchase of note hedges	—	(115,000)
Proceeds from sale of warrants	—	74,865
Purchase and retirement of common stock	(1,770)	(40,000)
Net payments related to stock-based awards	(6,029)	(1,254)
Net cash from financing activities	(374,433)	454,204

EFFECT OF CURRENCY TRANSLATION ON CASH	(389)	(1,795)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(387,268)	527,113
CASH AND CASH EQUIVALENTS, beginning of period	1,044,556	458,818
CASH AND CASH EQUIVALENTS, end of period	$657,288	$985,931

ADVANCED ENERGY INDUSTRIES, INC.

SUPPLEMENTAL INFORMATION (UNAUDITED)

(in thousands)

Net Revenue by Market	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Semiconductor Equipment	$197,497	$185,033	$188,321	$565,721	$552,419
Industrial and Medical	76,837	115,226	79,104	239,359	365,849
Data Center Computing	80,653	68,286	72,964	195,519	187,021
Telecom and Networking	19,230	41,446	24,558	66,040	145,250
Total	$374,217	$409,991	$364,947	$1,066,639	$1,250,539

Net Revenue by Geographic Region	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
North America	$175,691	$184,783	$172,794	$482,564	$537,241
Asia	163,212	178,190	151,955	467,110	543,871
Europe	34,892	46,088	39,813	115,258	164,867
Other	422	930	385	1,707	4,560
Total	$374,217	$409,991	$364,947	$1,066,639	$1,250,539

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in thousands)

Reconciliation of Non-GAAP measure - Operating expenses and operating income, excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Gross profit from continuing operations, as reported	$134,068	$147,341	$127,741	$374,638	$449,532
Adjustments to gross profit:
Stock-based compensation	1,046	615	1,056	2,931	1,587
Facility expansion, relocation costs and other	868	171	161	2,337	1,188
Acquisition-related costs	—	44	(57)	(13)	194
Non-GAAP gross profit	135,982	148,171	128,901	379,893	452,501
Non-GAAP gross margin	36.3%	36.1%	35.3%	35.6%	36.2%

Operating expenses from continuing operations, as reported	145,116	117,280	114,773	372,041	349,608
Adjustments:
Amortization of intangible assets	(6,772)	(7,049)	(6,800)	(20,519)	(21,186)
Stock-based compensation	(10,868)	(7,460)	(10,328)	(31,372)	(21,226)
Acquisition-related costs	(1,581)	(611)	(1,934)	(4,781)	(2,654)
Facility expansion, relocation costs and other	(488)	—	—	(488)	—
Restructuring, asset impairments, and other charges	(28,546)	(4,898)	(625)	(29,416)	(9,095)
Non-GAAP operating expenses	96,861	97,262	95,086	285,465	295,447
Non-GAAP operating income	$39,121	$50,909	$33,815	$94,428	$157,054
Non-GAAP operating margin	10.5%	12.4%	9.3%	8.9%	12.6%

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

(in thousands, except per share data)

Reconciliation of Non-GAAP measure - Income excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Income (loss) from continuing operations, less non-controlling interest, net of income tax	$(14,147)	$33,651	$15,604	$7,244	$92,858
Adjustments:
Amortization of intangible assets	6,772	7,049	6,800	20,519	21,186
Acquisition-related costs	1,581	655	1,877	4,768	2,848
Facility expansion, relocation costs, and other	1,356	171	161	2,825	1,188
Restructuring, asset impairments, and other charges	28,546	4,898	625	29,416	9,095
Unrealized foreign currency loss (gain)	3,993	(1,604)	(1,545)	691	(2,817)
Other costs included in other income (expense), net	3,665	(1,516)	—	3,665	(1,516)
Tax effect of non-GAAP adjustments, including certain discrete tax benefits	(4,172)	(1,101)	(498)	(5,292)	(3,273)
Non-GAAP income, net of income tax, excluding stock-based compensation	27,594	42,203	23,024	63,836	119,569
Stock-based compensation, net of tax	9,412	6,299	8,993	27,099	17,794
Non-GAAP income, net of income tax	$37,006	$48,502	$32,017	$90,935	$137,363

Reconciliation of Non-GAAP measure - Weighted-average common shares adjusted for stock awards	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Diluted weighted-average common shares outstanding	37,532	37,854	37,777	37,785	37,842
Dilutive effect of stock awards	360	—	—	—	—
Non-GAAP diluted weighted-average common shares outstanding	37,892	37,854	37,777	37,785	37,842

Reconciliation of non-GAAP measure - per share earnings excluding certain items	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2024	2023	2024	2024	2023
Diluted earnings (loss) per share from continuing operations, as reported	$(0.38)	$0.89	$0.41	$0.19	$2.45
Add back:
Per share impact of non-GAAP adjustments, net of tax	1.36	0.39	0.44	2.22	1.18
Non-GAAP earnings per share	$0.98	$1.28	$0.85	$2.41	$3.63

ADVANCED ENERGY INDUSTRIES, INC.

SELECTED OTHER DATA (UNAUDITED)

Reconciliation of Q4 2024 Guidance
	Low End	High End

Revenue	$372 million	$412 million

Reconciliation of non-GAAP earnings per share
GAAP earnings per share	$0.18	$0.76
Stock-based compensation	0.31	0.30
Amortization of intangible assets	0.19	0.18
Restructuring, asset impairments, and other charges	0.29	0.21
Tax effects of excluded items	(0.14)	(0.12)
Non-GAAP earnings per share	$0.83	$1.33